As filed with the Securities and Exchange Commission on April 6, 2006

Registration No. 333-68526

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN GREETINGS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	34-0065325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One American Road

Cleveland, Ohio 44144-2398

(216) 252-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Catherine M. Kilbane

Senior Vice President, General Counsel and Secretary

One American Road

Cleveland, Ohio 44144-2398

(216) 252-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

On August 28, 2001, American Greetings Corporation, an Ohio corporation (“American Greetings”), filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-68526) (the “Registration Statement”) registering the offering for resale from time to time by certain selling security holders named in the prospectus constituting part of the Registration Statement of $175,000,000 of its 7.00% Convertible Subordinated Notes due July 15, 2006 (the “Notes”) and 12,590,655 Class A Common Shares of American Greetings, par value $1.00 per share (the “Shares”), that are issuable upon conversion of the Notes.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, American Greetings is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all Notes and Shares remaining unsold under the Registration Statement as of the date hereof (the “Unsold Securities”). American Greetings is deregistering the Unsold Securities because American Greetings’ obligation to maintain the effectiveness of the Registration Statement with respect to the Notes and the Shares pursuant to a Registration Rights Agreement, dated as of June 29, 2001, among American Greetings, Goldman, Sachs & Co., National City Investments, Inc., McDonald Investments, Inc., and others has expired.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, American Greetings Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on April 6, 2006.

AMERICAN GREETINGS CORPORATION

By:	/s/ Catherine M. Kilbane
Name:	Catherine M. Kilbane
Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of April 6, 2006 in the capacities indicated.

/s/ Morry Weiss Morry Weiss	Chairman of the Board; Director

/s/ Zev Weiss Zev Weiss	Chief Executive Officer (principal executive officer); Director

/s/ Jeffrey M. Weiss Jeffrey M. Weiss	President and Chief Operating Officer; Director

Scott S. Cowen	Director

/s/ Joseph S. Hardin, Jr. Joseph S. Hardin, Jr.	Director

/s/ Stephen R. Hardis Stephen R. Hardis	Director

/s/ Harriet Mouchly-Weiss Harriet Mouchly-Weiss	Director

/s/ Charles A. Ratner Charles A. Ratner	Director

/s/ Jerry Sue Thornton Jerry Sue Thornton	Director

/s/ Michael J. Merriman, Jr. Michael J. Merriman, Jr.	Senior Vice President, Chief Financial Officer (principal financial officer)

/s/ Joseph Cipollone Joseph Cipollone	Vice President and Corporate Controller; Chief Accounting Officer (principal accounting officer)